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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-57924, No. 33-54158, No. 33-51655, No. 333-26793,
No. 333-88229 and No. 333-48130) and on Form S-3 (No. 333-19957) of Quaker
Chemical Corporation of our report dated March 9, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, PA
March 29, 2001